SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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LOOKSMART, LTD.
(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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SUPPLEMENTAL INFORMATION REGARDING PROPOSAL TWO - APPROVAL OF A SERIES OF AMENDMENTS TO OUR RESTATED CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR COMMON STOCK, AT THE DISCRETION OF OUR BOARD OF DIRECTORS, WHEREBY EACH OUTSTANDING THREE, FIVE OR SEVEN SHARES OF OUR COMMON STOCK WOULD BE COMBINED INTO AND BECOME ONE SHARE OF OUR COMMON STOCK, WITH THE EFFECTIVENESS OF ONE OF SUCH AMENDMENTS AND THE ABANDONMENT OF THE OTHER AMENDMENTS OR THE ABANDONMENT OF ALL AMENDMENTS, TO BE DETERMINED BY THE BOARD OF DIRECTORS IN ITS DISCRETION, AS PERMITTED UNDER SECTION 242(C) OF THE DELAWARE GENERAL CORPORATION LAW.

LOOKSMART, LTD.
55 Second Street
San Francisco, California 94105

Dear Stockholder:

On June 6, 2011, LookSmart filed a Form 8-K disclosing its receipt of a minimum bid price deficiency letter from Nasdaq. The text of the 8-K reads as follows:

“On June 1, 2012, LookSmart, Ltd. (“LookSmart”) received from The Nasdaq Stock Market (“Nasdaq”) a deficiency notice letter indicating that for 30 consecutive business days the bid price of LookSmart’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion on The Nasdaq Global Market under Marketplace Rule 5450(a)(1). In accordance with Marketplace Rule 5810(c)(3)(A), LookSmart has 180 calendar days, or until November 28, 2012, to regain compliance. If at any time before November 28, 2012 the bid price of LookSmart’s common stock closes at $1.00 per share or more for a minimum of ten consecutive business days, Nasdaq will provide written notification that LookSmart has achieved compliance. If LookSmart does not regain compliance by November 28, 2012, then it may apply to transfer its securities to The Nasdaq Capital Market and may obtain additional time in which to regain compliance with the minimum bid price rule.  If Nasdaq concludes that LookSmart will not be able to cure the deficiency, or if LookSmart does not submit a transfer application, Nasdaq would provide written notification that LookSmart common stock will be delisted, after which LookSmart may appeal the delisting determination to a Hearings Panel.”

Recommendation of the Board of Directors

The Company’s Board of Directors recommends that you return your proxy voting FOR Proposal 2.

The proxy statement and annual report to stockholders are available at http://investor.shareholder.com/looksmart/sec.cfm .

By Order of the Board of Directors,

/s/ William F. O’Kelly
SVP Operations, Chief Financial Officer and Secretary
June 7, 2012

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